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                                                                     Exhibit (j)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 100 to the Registration Statement (Form N-1A, No. 33-44964) of The Shelby Funds and to the use of our report dated May 1, 2003 on the financial statements, incorporated by reference therein.


                                     /s/ Ernst & Young LLP

                                     ERNST & YOUNG

Columbus, Ohio
July 30, 2003